UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 28, 2008
THE TALBOTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts		02043

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On January 28, 2008, The Talbots, Inc. (“Talbots”) and Mizuho Corporate Bank, Ltd. (“Mizuho”) entered into an Amended and Restated Promissory Note (the “Note”) to collectively include all available uncommitted lines of credit into one promissory note of $75 million. Such borrowings under this Note are subject to the terms and conditions set forth in the General Financing Agreement, dated August 24, 2007, and will be used by Talbots for working capital requirements. The Note amends and restates the $30 million promissory note, dated August 24, 2007, under the General Financing Agreement.
     The foregoing summary is subject in all respects to the actual terms of the agreement, a copy of which is attached as Exhibit 10.1 to the Form 8-K.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Amended and Restated Promissory Note between The Talbots, Inc. and Mizuho Corporate Bank, Ltd. dated January 28, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Date February 1, 2008	By:	/s/ Carol Stone
	Name:	Carol Stone
	Title:	Vice President, Corporate Controller